SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 20, 1997


                              CHS ELECTRONICS, INC.
                ------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         0-24244                                          87-0435376
  (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)


     2153 N.W. 86TH AVENUE
     MIAMI, FLORIDA                                              33122
-------------------------------------------------------------------------------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                       (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 716-8273

                               Page 1 of 4 Pages

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 20, 1997, CHS Electronics, Inc. (the "Company") completed its acquisition of the operations of Frank & Walter Computer GmbH ("F&W"), the fourth largest computer distributor in Germany, for 2.2 million unregistered shares of the Company's common stock. The Company intends to combine the operations of F&W, a privately held company based in Brunschwaig, which had 1996 sales of $686 million, with its operation in Germany, which had 1996 sales (including the sales on a pro forma basis of the German operations recently acquired from Merisel, Inc.) of $606 million. Carsten Frank, the founder of F&W, will also become a Company executive vice president responsible for Europe.

         F&W has approximately 10,000 active dealers and is one of the largest distributors of Western Digital and Seagate products in the world. F&W has approximately 400 employees and operates principally within Germany, and is focused on distribution to smaller dealers in central Germany. The Company's German operations have approximately 350 employees and 4,600 active dealers in Germany, and are focused on distribution to medium and large resellers in the north and south of the country.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  The audited financial statements of F&W for the year ended December 31, 1996 are attached hereto as Attachment 7(a) and are incorporated herein by this reference.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The unaudited pro forma condensed consolidated financial statements of CHS Electronics, Inc. for the year ended December 31, 1996 are attached hereto as Attachment 7(b) and are incorporated herein by this reference.

         (c)      EXHIBITS.

         10.1 Stock Exchange Agreement dated December 19, 1996 between CHS Electronics, Inc. and Frank & Walter Computer GmbH (incorporated by reference to
Exhibit 10.37 of CHS Electronics, Inc.'s Form 10-K as filed with the Commission on March 31, 1997)

         10.2 Agreement dated January 1, 1997 by and between Carsten Frank and CHS Electronics, Inc.


                               Page 2 of 4 Pages

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholder of Frank & Walter Computer GmbH



                  We have audited the accompanying consolidated balance sheet of Frank & Walter Computer GmbH and its subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of operations, changes in shareholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards applicable in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Frank & Walter Computer GmbH and its subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles applicable in the United States.






Moore Stephens, P.C.                          Societats-Treuhand GmbH
New York, New York                            Hannover, Germany
February 25, 1997, except as to               February 25, 1997, except as to
 Notes 17 and 18 for which the                 Notes 17 and 18 for which the
 date is March 20, 1997                        date is March 20, 1997


FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
--------------------------------------------------------------------------------------


CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1996.
(IN UNITED STATES DOLLARS)
--------------------------------------------------------------------------------------



ASSETS:
CURRENT ASSETS:
   Cash and Cash Equivalents                                          $      2,775,371
   Accounts Receivable: Trade, Less Allowance for Doubtful
     Accounts of $4,370,378                                                 33,242,364
   Accounts Receivable: MC DOS GmbH, Less Allowance for Doubtful
     Accounts of $126,535                                                    4,722,805
   Inventories, Net of Obsolescence Allowance                               43,048,136
   Prepaid Expenses and Other Current Assets                                16,780,830
   Deferred Tax Asset                                                          369,860
                                                                      ----------------

   TOTAL CURRENT ASSETS                                                    100,939,366
                                                                      ----------------

PROPERTY, PLANT AND EQUIPMENT:
   Land                                                                        312,109
   Building and Improvements                                                 8,015,996
   Equipment                                                                 5,028,211
   Capitalized Software Costs                                                  668,264
                                                                      ----------------

   Total - At Cost                                                          14,024,580
   Less:  Accumulated Depreciation and Amortization                          6,519,135
                                                                      ----------------
   PROPERTY, PLANT AND EQUIPMENT - NET                                       7,505,445
                                                                      ----------------

OTHER ASSETS:
   Other Assets                                                                 81,899
   Cost in Excess of Assets Acquired, Net                                      658,023
   Loan Receivable                                                             846,033
   Loan Receivable - Affiliate                                                 113,769
   Temporary Investment - MC DOS GmbH                                        3,168,259
                                                                      ----------------

   TOTAL OTHER ASSETS                                                        4,867,983
                                                                      ----------------
   TOTAL ASSETS                                                       $    113,312,794
                                                                      ================



The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
-------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1996.
(IN UNITED STATES DOLLARS)
-------------------------------------------------------------------------




LIABILITIES AND SHAREHOLDER'S EQUITY:
CURRENT LIABILITIES:
   Accounts Payable, Trade                               $     67,750,741
   Current Portion of Long-Term Debt                           28,599,368
   Income and Other Taxes Payable                               1,264,210
   Accrued Expenses                                             4,106,944
                                                         ----------------

   TOTAL CURRENT LIABILITIES                                  101,721,263
                                                         ----------------
LONG-TERM DEBT                                                  2,830,010
                                                         ----------------
COMMITMENTS AND CONTINGENCIES                                          --
                                                         ----------------
MINORITY INTEREST                                                  19,036
                                                         ----------------
SHAREHOLDER'S EQUITY:
   Capital Shares                                              10,914,879

   Receivable from Shareholder                                   (473,319)

   Retained Deficit                                            (2,031,164)

   Cumulative Foreign Currency Translation Adjustment             332,089
                                                         ----------------
   TOTAL SHAREHOLDER'S EQUITY                                   8,742,485
                                                         ----------------
   TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY            $    113,312,794
                                                         ================





The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
-----------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1996.
(IN UNITED STATES DOLLARS)
-----------------------------------------------------------------------------




NET SALES [INCLUDING SALES TO AFFILIATES OF $51,066,000]     $    686,115,345

COST OF GOODS SOLD                                                638,317,737
                                                             ----------------
   GROSS PROFIT                                                    47,797,608

OPERATING EXPENSES:
   Selling, General and Administrative Expenses                    34,900,274
   Provision for Doubtful Accounts                                  2,454,507
                                                             ----------------
TOTAL OPERATING EXPENSES                                           37,354,781
                                                             ----------------
   OPERATING INCOME                                                10,442,827
                                                             ----------------
OTHER INCOME (EXPENSE):
   Interest Income                                                    660,961
   Interest (Expense)                                              (5,349,262)
   Interest Income from Shareholder                                    97,144
   Other Income                                                     1,466,406
   Other (Expenses)                                                (1,002,011)
                                                             ----------------

   OTHER (EXPENSE) - NET                                           (4,126,762)
                                                             ----------------
INCOME BEFORE INCOME TAXES                                          6,316,065

INCOME TAX EXPENSE                                                  2,807,034
                                                             ----------------
   NET INCOME                                                $      3,509,031
                                                             ================



The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.


FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY FOR THE YEAR
ENDED DECEMBER 31, 1996.
(IN UNITED STATES DOLLARS)
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                 CUMULATIVE
                                                      CAPITAL                                      FOREIGN
                                                      SHARES       RECEIVABLE                     CURRENCY          TOTAL
                                      CAPITAL      SUBSCRIPTION       FROM         RETAINED      TRANSLATION    SHAREHOLDER'S
                                      SHARES        RECEIVABLE     SHAREHOLDER      DEFICIT      ADJUSTMENT        EQUITY
                                      -------      ------------    -----------     --------     -------------   -------------
BALANCE AT JANUARY 1, 1996         $   4,622,238  $    (609,050) $           --  $  (4,113,199) $    (185,971)  $    (285,982)

  Contribution to Capital                     --        609,050              --             --             --         609,050

  Issuance of Capital Shares           6,292,641             --              --             --             --       6,292,641

  Dividends                                   --             --              --     (1,426,996)            --      (1,426,996)

  Foreign Currency
    Translation Adjustment                    --             --              --             --        518,060         518,060

  Receivable from Shareholder                 --             --        (473,319)            --             --        (473,319)

  Net Income                                  --             --              --      3,509,031             --       3,509,031
                                   -------------  -------------  --------------  -------------  -------------   -------------

BALANCE AT DECEMBER 31,
  1996                             $  10,914,879  $          --  $     (473,319) $  (2,031,164) $     332,089   $   8,742,485
                                   =============  =============  ==============  =============  =============   =============




The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED
DECEMBER 31, 1996.
(IN UNITED STATES DOLLARS)
------------------------------------------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                           $      3,509,031
                                                        ----------------
   Adjustments to Reconcile Net Income to Net
     Cash Used in Operating Activities:
     Depreciation and Amortization                             1,437,118
     Provision for Doubtful Accounts                           2,454,507
     Provision for Inventory Obsolescence                      1,160,070
     Other                                                        (8,728)
     Interest Income - Shareholder                               (97,145)
     Deferred Taxes                                            2,612,286

   Changes in Assets and Liabilities:
     (Increase) Decrease in:
       Accounts Receivable, Trade                             (7,712,643)
       Inventories                                            28,659,738
       Prepaid Expenses and Other Current Assets             (10,559,025)

     Increase (Decrease) in:
       Accounts Payable, Trade                               (30,289,243)
       Income Taxes Payable                                    1,020,171
       Other Current Liabilities                                (334,193)
       Accrued Expenses                                         (953,998)
                                                        ----------------

     Total Adjustments                                       (12,611,085)
                                                        ----------------
   NET CASH USED IN OPERATING ACTIVITIES                      (9,102,054)
                                                        ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Equipment, Improvements and Software           (1,071,259)
   Proceeds from Disposal of Equipment                             4,515
   Purchase of Other Assets                                      (11,971)
   Loans to Shareholder                                       (2,722,738)
   Other Loans                                                   (92,017)
                                                        ----------------

   NET CASH USED IN INVESTING ACTIVITIES                      (3,893,470)
                                                        ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of Cash Dividends                                    (383,507)
   Proceeds from Notes Payable                                 3,779,263
   Payments on Notes Payable                                    (361,649)
   Issuance of Capital Shares                                  6,292,641
   Contribution of Capital                                       609,050
                                                        ----------------

   NET CASH PROVIDED BY FINANCING ACTIVITIES                   9,935,798
                                                        ----------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                         (282,375)
                                                        ----------------

   NET (DECREASE) IN CASH AND CASH EQUIVALENTS-FORWARD  $     (3,342,101)


The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
---------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED
DECEMBER 31, 1996.
(IN UNITED STATES DOLLARS)
---------------------------------------------------------------------------





   NET (DECREASE) IN CASH AND CASH EQUIVALENTS - FORWARDED $     (3,342,101)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR                6,117,472
                                                           ----------------

   CASH AND CASH EQUIVALENTS AT THE END OF YEAR            $      2,775,371
                                                           ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
     Interest                                              $      5,103,227
     Income Taxes                                          $      1,585,695

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
   Temporary Investment - MC DOS GmbH                      $      3,168,259
   Dividend Applied to Shareholder Loan                    $      1,043,489
   Other Amounts Applied to Shareholder Loan               $         75,515



The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


(1) ORGANIZATION AND NATURE OF OPERATIONS

Frank & Walter Computer GmbH and its subsidiaries (collectively "the Company") was established under the laws of the Federal Republic of Germany on January 28, 1987, as a Gesellschaft mit beschrankter Haftung ("GmbH"). The Company operates from a facility which it owns in Braunschwieg, Germany. The Company is a distributor of computer equipment, related parts, printers and other accessories. The products are sold, principally to resellers, in Germany.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Frank and Walter Computer GmbH ("F&W") and its subsidiaries, wholly-owned and majority owned. All significant intercompany accounts and transactions have been eliminated in consolidation. At December 31, 1996, the subsidiary companies include Morse Handels and Produktions GmbH, M&M Marketing and Media, GmbH, and Success Management Software, GmbH of which F&W owned 100%, 80%, and 60%, respectively.

FOREIGN CURRENCY TRANSLATION - The functional currency for the Company's operations is the German Deutschmark. Assets and liabilities denominated in German Deutschmarks have been translated into United States ("U.S.") dollars at the exchange rate in effect at the end of the year. Operating results have been translated into U.S. dollars at the average exchange rate during the year. Equity transactions denominated in Deutschmarks have been translated into U.S. dollars using the effective rate of exchange at the date of the transaction. The aggregate effect of translating the consolidated financial statements is included as a separate component of shareholder's equity entitled cumulative foreign currency translation adjustment.

CASH AND CASH EQUIVALENTS - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

INVENTORIES - Inventories, consisting primarily of finished products, are stated at the lower of cost or market. Cost is determined principally by current replacement cost, which approximates the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION - Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of respective leases or the service lives of the improvements, whichever is shorter. The straight-line method of depreciation is followed for financial reporting purposes. Depreciation expense for the year ended December 31, 1996 was $1,212,851. The useful lives are as follows:

Building and Improvements                                      25 Years
Equipment                                                  3 - 10 Years
Capitalized Software Costs                                  3 - 4 Years

Expenditures for renewals and improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. The costs of software used in business operations are capitalized and amortized over their expected useful lives. Expenditures for maintenance and repairs are charged to operations when incurred. When assets are sold or retired, the cost of the asset and the related accumulated depreciation are removed from the accounts and any gain or loss is recognized at such time.

REVENUE RECOGNITION - The Company recognizes sales upon shipment, as there is no significant post-sale obligation and collectibilty is reasonably assured. Vendor rebates, discounts and cooperative advertising are recognized when earned.

EARNINGS PER SHARE - Earnings per share is not presented, as the amounts would not be meaningful, as the Company has only one shareholder.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



(3) ADVERTISING COSTS

Advertising costs are charged to operations when incurred. Advertising expense for the year ended December 31, 1996 was $6,685,559 and is included in operating expenses.

(4) INCOME TAXES

The Company utilizes the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which are expected to be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

(5) COST IN EXCESS OF ASSETS ACQUIRED, NET

The cost in excess of net assets acquired (Goodwill) in 1991 ($1,754,728) is being amortized to operations over an eight year period on a straight-line basis. The Company evaluates its goodwill in accordance with SFAS No. 121 to determine potential impairment by comparing the carrying value to undiscounted future cash flows of the related assets. The Company adjusts the carrying value of a subsidiary's goodwill if an impairment is indicated. Accumulated amortization was $1,096,705 at December 31, 1996. Amortization expense amounted to $224,267 for the year ended December 31, 1996 and is included in operating expenses.

(6) CONCENTRATION OF CREDIT RISK

The Company's customer base consists principally of resellers located throughout Germany and no individual customer accounts for more than 10% of sales.

The Company provides trade credit to its customers in the normal course of business. Prior to extending credit, the customer's financial history is analyzed and, if appropriate, forms of guarantees are obtained. The Company's collection history generally has been in accordance with the terms provided to its customers. It also makes provisions for estimated credit losses at the time of sale. All sales are made with reservation of ownership in favor of the seller until payment is received.

Certain receivables were sold, without recourse, to a factoring bank. Those guaranteed amounts approximated 63% of net trade receivables at December 31, 1996. By arrangement with the factoring bank, sales to customers are guaranteed to the extent of their credit limit as established by the bank.

The factor remits 90% of guaranteed amounts the day after the receivables are sold to the factor. Amounts due from factor are included in accounts receivable.

The Company holds cash accounts at several German banking institutions. Certain German banks have created a guaranteed fund for deposit accounts. All of the Company's deposits are insured under terms of the fund.

(7) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


(7) USE OF ESTIMATES (CONTINUED)

SIGNIFICANT ESTIMATES - INVENTORY SUBJECT TO RAPID TECHNOLOGICAL OBSOLESCENCE - Included in the accompanying balance sheet is inventory of computer electronics and related parts at a carrying value of $43,048,136, net of an allowance of $5,142,000, at December 31, 1996, which represents management's estimate of its net realizable value. Such value is based on forecasts for sales of microcomputer and related parts and accessories in the ensuing years. The computer industry is characterized by rapid technological advancement and change. Should demand for microcomputer and related parts and accessories prove to be significantly less than anticipated, the ultimate realizable value of such products could be substantially less than the amount shown in the balance sheet.

(8) OTHER CURRENT ASSETS

Other current assets include advances on purchase contracts to CHS Finance S.A., a subsidiary of CHS Electronics, Inc. ("CHS") in the amount of approximately $8,774,000 at December 31, 1996.

(9) FOREIGN CURRENCY EXCHANGE CONTRACTS - FOREIGN CURRENCY FLUCTUATIONS

Net gains due to foreign currency fluctuations and hedging transactions approximated $607,787 in 1996 and are included in the statement of operations as part of operating expenses.

(10) LONG-TERM DEBT

The Company's long-term debt at December 31, 1996 consisted of the following:

IBM Deutschland Kreditbank GmbH, Due October 1997                      $        4,431
Deutsche Genossenschaftsbank, Hypothenkenbank Hamburg and Hannover,
   Due December 1998, April 2001 and December 2006, Respectively            3,179,455
Fixed Eurocredits:
   Nordeutsche Landesbank, Braunschweig                                     3,899,396
   Deutsche Genossenschaftsbank, Hannover                                   6,174,043
   Vereinsbank International, Luxembourg                                    1,624,748
Short-Term Borrowings:
   Berliner Bank                                                           10,533,069
   Vereins-und Westbank, Hannover                                           2,244,089
   Norddeutsche Landesbank, Braunschweig                                    1,859,274
   Deutsche Verkehrs Bank AG                                                1,249,750
   Deutsche Genossenschaftsbank, Hannover                                     661,123
                                                                       --------------

Total                                                                      31,429,378
Less: Current Maturities                                                   28,599,368
                                                                       --------------
   NET LONG-TERM DEBT                                                  $    2,830,010
                                                                       ==============

The loans from Deutsche Genossenschaftsbank and Hypothenkenbank, Hamburg and Hannover, bear interest ranging from 5.75% to 7.2% per year. Principal payments are due in installments ranging from two equal annual installments to four installments of increasing amounts to the respective maturity dates.

The fixed eurocredit loans bear interest ranging from 4.3% to 5.8% per year. All of the loans are due in full during 1997.

The short-term borrowings bear interest ranging from 7.25% to 9.5% per year. The short-term borrowings are all due in full during 1997.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


(10) LONG-TERM DEBT (CONTINUED)

The long-term debt is collateralized by registered charges, or liens, on company-owned real property located in Braunschweig, Germany. The sum of the registered charges was approximately $13,804,000 at December 31, 1996. These charges also cover the short-term borrowings. Other collateral includes inventories and trade receivables not covered by the factoring agreement [See
Note 6].

Certain debt is insured by assigned life insurance claims of Carsten Frank (sole shareholder) of approximately $2,665,000 and a guarantee of approximately $650,000 by Mr. Frank (See Note 14C).

Four credit lending banking institutions have provided a pool, whereby each bank has granted a limit of $6,174,000 totaling $24,696,000.

Scheduled maturities of debt are as follows:

YEAR ENDING
DECEMBER 31,
------------
    1997                               $     28,599,368
    1998                                        719,758
    1999                                        279,625
    2000                                        293,122
    2001                                        392,147
    Thereafter                                1,145,358
                                       ----------------

    TOTAL                              $     31,429,378
                                       ================

The weighted average interest rates on short-term borrowings outstanding at December 31, 1996 was 7.2%.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has adopted SFAS No. 107, Disclosures of Information About Financial Instruments which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet.

For certain financial instruments, including cash and cash equivalents, trade receivables and payables, and short-term debt, the carrying amount approximated fair value because of the near term maturities of such obligations. The carrying value of long-term receivables approximates their fair value. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. It was estimated that the carrying amount of long-term debt approximates its fair value.

(12) INCOME TAXES

The components of income tax expense are:

Current:
   German Federal Tax                    $       73,375
   Local German Trade Tax                       121,373
                                         --------------
   Total Current                                194,748
                                         --------------
Deferred:
   German Federal Tax                         1,787,848
   Local German Trade Tax                       824,438
                                         --------------
   Total Deferred                             2,612,286
                                         --------------
   TOTAL                                 $    2,807,034
                                         ==============

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



(12) INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

Deferred Tax Assets:
   Other Current Assets                             $       109,818
   Inventory Differences                                    260,042
                                                    ---------------

   Gross Deferred Tax Assets                                369,860
   Deferred Tax Asset Valuation Allowance                        --
                                                    ---------------
   Total Deferred Tax Assets                                369,860

Deferred Tax Liabilities                                         --
                                                    ---------------
   NET DEFERRED TAX ASSET                           $       369,860
                                                    ===============

This amount is classified in the balance sheet as a current asset.

The Company pays both federal taxes and local trade taxes on income in Germany. Tax returns are subject to review by the German finance authorities for all years ended after December 31, 1990. The effective tax rate approximates the German federal statutory rate.

(13) COMMITMENTS AND CONTINGENCIES

(A) LEASE OBLIGATIONS - The Company leases equipment, offices, sales and warehouse space under non-cancelable operating leases. The following is a schedule by years of the minimum rental commitments remaining on leased property and equipment:

  YEAR ENDING
 DECEMBER 31,       VEHICLES   EQUIPMENT   BUILDINGS     TOTAL
 ------------       --------   ---------   ---------     -----
   1997             $195,525   $322,726    $198,290    $716,541
   1998              101,874    316,292     190,870     609,036
   1999               20,003    294,849     144,077     458,929
   2000                   --    282,808     112,398     395,206
   2001                   --         --     113,753     113,753
   Subsequent Years       --         --          --          --

Total rental expense was $1,328,870 for the year ended December 31, 1996.

(B) PRODUCT WARRANTIES - The Company sells the majority of its products to resellers along with unconditional repair or replacement warranties for one year. Preparation of the Company's financial statements in conformity with generally accepted accounting principles, requires the use of management's estimates. Accordingly, there is a provision of $324,950 for estimated warranty claims in the accompanying statements of operations, in cost of goods sold. The nature of this estimate, however, is such that variances to actual results are generally immaterial.

(C) LITIGATION -In the normal course of its business, the Company is exposed to asserted and unasserted claims. In the opinion of management, the resolution of these matters is not expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



(14) TRANSACTIONS WITH RELATED PARTIES

(A) RECEIVABLE FROM SHAREHOLDER - At December 31, 1996, the sole shareholder, Mr. Carsten Frank, was indebted to the Company. The balance of net advances made by the Company to Mr. Frank was $473,319 at that date. Such amount has been charged to shareholder's equity. Interest, at an annual rate of 10%, has been accrued on outstanding amounts. Interest income recognized during the year ended December 31, 1996 was $97,144.

(B) TRANSACTIONS - Mr. Frank is a 100% shareholder in BEMI GmbH, a German company which has been from time to time engaged to supply marketing support to the Company. Expenses for these services included in the statement of operations for the year ended December 31, 1996 were approximately $408,000.

The Company purchased a 50% interest in MC DOS GmbH, a computer distributor, and Bartels, Kather und Frank ("BKF"), a real estate partnership, on April 19, 1996, from Mr. Frank. Purchase price of approximately $3,200,000 was utilized to reduce amounts due from Mr. Frank (See Note 14A). The purchase transaction has been recorded at Mr. Frank's historical carryover basis, and is shown in the balance sheet at December 31, 1996, as Temporary Investment - MC DOS GmbH. On October 29, 1996, the Company entered into an agreement to sell it's 50% interest for approximately $3,200,000, effective January 1, 1997. However, payment will not be received until March 31, 1998. Interest will accrue on the outstanding balance, until paid, at 2% above the German Federal Reserve rate (See Note 18B).

The Company delivers computers and parts at cost plus an additional charge of 1.5% to MC DOS GmbH. Sales to MC DOS GmbH, included in the statement of operations for the year ended December 31, 1996 approximated $38,271,000. In addition, the Company delivers computers and parts with the same terms to MC DOS Netherlands, a company owned 60% by MC DOS GmbH. Sales to this company included in the statement of operations for the year ended December 31, 1996 approximated $12,795,000.

Mr. Frank is a director of Lung Electronics (HK) Limited of Hong Kong ("Lung"). Lung identifies potential suppliers, establishes business relations with suppliers, is a representative of the Company, and enforces warranty claims for the Company. Lung charges a fee of 10% on the goods the Company obtains through Lung. Expense to the Company for these services was approximately $12,323,000 at December 31, 1996. Additionally, the Company receives commissions from Lung which approximated $3,984,000 for 1996. The Company also incurs a monthly expense of approximately $40,000 for office space and office expenses provided by Lung. As of December 31, 1996, the Company was indebted to Lung in the amount of $4,139,000.

Carsten Frank Organisationsberatung for Industrie and Handel is a marketing firm owned by Carsten Frank, which supplies marketing services to the Company. Expense for these services, included in the statement of operations for the year ended December 31, 1996 was approximately $20,000.

(C) GUARANTEE BY SHAREHOLDER - Mr. Frank has personally guaranteed approximately $650,000 of the Company's debt payable (See Note 10). Certain lenders have been assigned life insurance policies by the Company on the life of Mr. Frank in connection with the debt payable.

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



(15) SHAREHOLDER'S EQUITY

The Company is a German limited company entered in the Register of Companies at the Braunschweig Local Court under the number HRB 2417.

On May 3, 1996, the Company's shareholder paid the balance of the subscription receivable of $609,050.

On September 18, 1996, the Company issued capital shares in exchange for a contribution to capital of $6,292,641.

On October 18, 1996, the Company declared and paid dividends of $1,426,996.

The nominal capital of the Company at December 31, 1996, is $10,914,879. The nominal capital is divided into eleven shares held by Carsten Frank.

(16) NEW AUTHORITATIVE PRONOUNCEMENTS

The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. Earlier application is not allowed. The provisions of SFAS No. 125 must be applied prospectively; retroactive application is prohibited. Because the Company sells its receivables without recourse, adoption of SFAS No. 125 on January 1, 1997 is not expected to have an impact on the Company.

The FASB has issued SFAS No. 128, "Earnings per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," in February 1997.

SFAS No. 128 simplifies the earnings per share ("EPS") calculations required by Accounting Principles Board ("APB") Opinion No. 15, and related interpretations, by replacing the presentation of primary EPS with a presentation of basic EPS. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity, similar to the fully diluted EPS of APB Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. When adopted, SFAS No. 128 will require restatement of all prior-period EPS data presented. Since the Company was sold (See Note 18) effective January 1, 1997, SFAS No. 128 will have no future impact on the Company.

SFAS No. 129 does not change any previous disclosure requirements, but rather consolidates existing disclosure requirements for ease of retrieval.

(17) EQUITY EARNINGS IN INVESTEE

As discussed in Note 14B, the Company acquired a 50% interest in MC DOS GmbH and BKF for approximately $3,200,000. The Company sold its investment on March 8, 1997, effective January 1, 1997, for the same amount. The equity earnings of the Company's 50% interest in MC DOS GmbH and BKF during 1996 were not recognized, as to do so would have increased the basis of the investments resulting in a loss on its subsequent sale (See Note 18B).

FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



(18) SUBSEQUENT EVENTS

(A) SALE OF THE COMPANY - On March 20, 1997, Mr. Frank completed the sale of the Company's operations to CHS Electronics, Inc. for 2.2 million unregistered shares of CHS Electronics, Inc.'s common stock. CHS Electronics, Inc. is a publicly traded U.S. based international distributor of computer equipment, peripherals and software.

(B) SALE OF TEMPORARY INVESTMENT - MC DOS GMBH - The sale, of the 50% interest in MC DOS GmbH and BKF, was ratified on March 8, 1997. As the sales price is equal to the purchase price paid, the Company will recognize no gain or loss as a result of the transaction (See Notes 14B and 17).





                          . . . . . . . . . . . . . . .

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholder of Frank & Walter Computer GmbH




                  Our report on the financial statements of Frank & Walter Computer GmbH and its subsidiaries is referenced on page F-1 and included in this Form 8K/A. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed on page S-2 of this Form 8K/A.

                  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.






Moore Stephens, P.C.                            Societats-Treuhand GmbH
New York, New York                              Hannover, Germany
February 25, 1997, except as to                 February 25, 1997, except as to
 Notes 17 and 18 for which the                   Notes 17 and 18 for which the
 date is March 20, 1997                          date is March 20, 1997


FRANK & WALTER COMPUTER GMBH AND SUBSIDIARY COMPANIES
-------------------------------------------------------------------------------------------------------------------------

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
-------------------------------------------------------------------------------------------------------------------------



                                                                                                                BALANCE
                                                 BEGINNING                                    TRANSLATION      AT END OF
                                                 OF PERIOD       ADDITIONS     DEDUCTIONS     ADJUSTMENT        PERIOD
                                                 ---------       ---------     ----------     -----------      ---------
ALLOWANCE FOR DOUBTFUL TRADE RECEIVABLES:

   Year Ended December 31, 1996                    2,942,587      2,454,507        668,902        (231,279)     4,496,913

ALLOWANCE FOR OBSOLETE OR SLOW-MOVING
   INVENTORY:

   Year Ended December 31, 1996                    9,870,664      1,160,070      5,330,631        (558,103)     5,142,000

CHS Electronics, Inc.

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

         The following Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31,1996 gives effect to the acquisition by the Company of Frank & Walter GmbH (F&W), effective as of January 1,1997. The acquisition has been accounted for using the purchase method of accounting. The Pro Forma Condensed Consolidated Statement of Earnings present the proforma earnings results assuming the acquisition occurred on January 1,1996. The Pro Forma Condensed Consolidated Balance Sheet includes the acquisition as if it occurred on December 31, 1996.

         The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based upon the historical financial statements of the Company and F&W for the periods stated above. Such pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been consummated on the indicated dates, or of the operating results that may be achieved by the combined companies in the future. The pro forma financial statements should be read in conjunction with the financial statements and related notes of the Company.

CHS Electronics, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

a. In December 1996 the Company signed an agreement to purchase 100% of the stock of Frank & Walter, GmbH (F&W) for 2,200,000 shares of unregistered common stock. F&W is a distributor of computers and computer peripherals located in Germany. This acquisition has been accounted for under purchase accounting. For purposes of the pro forma balance sheet, the purchase price of F&W was derived by multiplying the indicated value of 2,200,000 shares by the average of the closing market prices for the 5 days around the date the agreement was signed and announced ($17.48), less a discount of 30% based on the restricted nature of the shares and the size of the block of shares, resulting in a purchase price of $26.9 million.
       Therefore the acquisition entry is (in thousands) :

                                               (dr.)             (cr.)
       Investment                            26,919
       Equity                                                   26,919

b. To eliminate the investment account and record goodwill of $27,600,000. The net assets of Frank & Walter were adjusted to fair market value based on preliminary information of such values.

c. To eliminate intercompany sales and receivables and payables between Frank & Walter and companies within CHS Electronics, Inc.

d.   To record amortization of goodwill over a period of 20 years.

                              CHS ELECTRONICS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1996
                                   (IN 000'S)

                                          CHS         FRANK &        PRO FORMA            CHS
                                      HISTORICAL    WALTER GMBH     ADJUSTMENTS        PRO FORMA
                                      ----------    -----------     -----------        ---------
ASSETS
Current assets:
    Cash                                   $35,137         $2,775                        $37,912
    Accounts receivable-net                343,339         37,965          (7,227) (c)   374,077
    Inventories                            321,770         43,048                        364,818
    Deferred tax asset                           -            370                            370
    Other current assets                    39,374         16,781         $(8,774) (b)    47,381
                                     ------------------------------------------------------------
       Total current assets                739,620        100,939         (16,001)       824,558
Property and equipment-net                  30,947          7,505                         38,452
Costs in excess of assets
    acquired-net                            78,780                          27,600 (b)   106,380
Other assets                                12,602          4,868           26,919 (a)    16,821
                                                                          (27,568) (b)
                                     ------------------------------------------------------------
                                           861,949        113,312           10,950       986,211
                                     ============================================================
LIABILITIES
Current liabilities:
    Bank notes payable                    $155,932        $28,599                       $184,531
    Accounts payable                       452,569         67,751          (7,227) (c)   513,093
    Accrued liabilities                     44,873          4,107                         48,980
    Amounts due to sellers under
       acquisiton agreements                49,200                                        49,200
    Income taxes payable                     5,120          1,264                          6,384
    Deferred taxes                             420                                           420
                                     ------------------------------------------------------------
    Total current liabilities              708,114        101,721          (7,227)       802,608

Long term debt                              45,327          2,830                         48,157
Minority interest                            3,975             19                          3,994
Stockholders' equity:
Common stock                                    12         10,915               $2 (a)        14
                                                                          (10,915) (b)
Additional paid-in capital                  92,850              -           26,917 (a)   119,767
Retained earnings                           16,724        (2,031)            2,031 (b)    16,724
Cumulative foreign currency
translation adjustment                     (5,053)            331            (331) (b)   (5,053)
Receivable from stockholder                                 (473)              473 (b)         -
                                     ------------------------------------------------------------
    Total stockholders' equity             104,533          8,742           18,177       131,452
                                     ------------------------------------------------------------
                                           861,949        113,312           10,950       986,211
                                     ============================================================


                              CHS ELECTRONICS, INC.
        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                           YEAR ENDED DECEMBER 31,1996
                                    (IN $000)


                                        CHS         FRANK &       PRO FORMA             CHS
                                     HISTORICAL   WALTER GMBH    ADJUSTMENTS         PRO FORMA
                                     ----------   -----------    -----------         ---------


Net sales                             $1,855,540       $686,115       $(40,852) (c)   $2,500,803

Cost of sales                          1,724,432        638,318        (40,852) (c)    2,321,898
                                      ----------------------------------------        ----------

Gross profit                             131,108         47,797                          178,905

Operating expenses                       102,235         36,890          1,380 (d)       140,505
                                      ----------------------------------------        ----------

Operating income                          28,873         10,907         (1,380)           38,400

Interest expense (income)                  8,513          4,591                           13,104
                                      ----------------------------------------        ----------
Earnings before income tax                20,360                                          25,296
                                                          6,316         (1,380)
    and minority interest
Provision for income tax                   6,086          2,807                            8,893
                                      ----------------------------------------        ----------
Earnings before minority interest         14,274          3,509         (1,380)           16,403

Minority interest                          2,108                                           2,108
                                      ----------------------------------------        ----------
Net earnings                          $   12,166       $  3,509        $(1,380)       $   14,295
                                      =========================================       ===========

Weighted average number of            10,438,000      2,200,000                       12,638,000
common shares outstanding

Net earnings per share                     $1.16                                           $1.13

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHS ELECTRONICS, INC.




Date:  May 14, 1997                   By: /S/   CRAIG TOLL
                                         -------------------------------------
                                         Craig Toll
                                         Chief Financial Officer and Treasurer


                               Page 3 of 4 Pages

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

10.2 Agreement dated January 1, 1997 by and between Carsten Frank and CHS Electronics, Inc.






                               Page 4 of 4 Pages